UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 3, 2011

CBRE GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32205	94-3391143
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11150 Santa Monica Boulevard, Suite 1600, Los Angeles, California		90025
(Address of Principal Executive Offices)		(Zip Code)

(310) 405-8900

Registrant’s Telephone Number, Including Area Code

CB Richard Ellis Group, Inc.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Years.

Effective October 3, 2011, CB Richard Ellis Group, Inc., a Delaware corporation (the “Company”), changed its name to CBRE Group, Inc. The name change was made pursuant to Section 253 of the Delaware General Corporation Law by merging a wholly-owned subsidiary of the Company with and into the Company, with the Company as the surviving corporation in the merger. In connection with the merger, the Company amended Article First of its amended and restated certificate of incorporation, as amended, to change the Company’s name to CBRE Group, Inc. pursuant to the Certificate of Ownership and Merger filed with the Secretary of State of the State of Delaware. A copy of the Certificate of Ownership and Merger is attached as Exhibit 3.1 hereto and incorporated herein by reference.

Also on October 3, 2011, the second amended and restated bylaws of the Company reflecting the name change, as previously approved by the Company’s board of directors, became effective. Other than the name change, no changes were made to the Company’s bylaws in effect prior to October 3, 2011. A copy of the second amended and restated bylaws is attached as Exhibit 3.2 hereto and incorporated by reference.

The Company’s common stock will continue to trade on the New York Stock Exchange under the ticker symbol “CBG”. The Company’s common stock has been assigned a new CUSIP number of 12504L 109 in connection with the name change.

Outstanding stock certificates for shares of the Company are not affected by the name change; they continue to be valid and need not be exchanged.

Item 8.01.	Other Events.

On October 3, 2011, the Company issued a press release announcing the name change, effective as of October 3, 2011.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

3.1	Certificate of Ownership and Merger, as filed on October 3, 2011 with the Delaware Secretary of State.

3.2	Second Amended and Restated Bylaws of CBRE Group, Inc.

99.1	Press release dated October 3, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 3, 2011	CBRE GROUP, INC.

	By:	/s/ GIL BOROK
Gil Borok
Chief Financial Officer